DSL.NET, INC.
                          CURRENT REPORT ON FORM 8-K/A
                                  EXHIBIT 99.3





               UNAUDITED PRO FORMA BALANCE SHEET OF DSL.NET, INC.
                             AS OF DECEMBER 31, 2002
         GIVING EFFECT TO THE ACQUISITION OF THE NAS ACQUIRED BUSINESS.

   UNAUDITED PRO FORMA BALANCE SHEET OF DSL.NET, INC. AS OF DECEMBER 31, 2002,
         GIVING EFFECT TO THE ACQUISITION OF THE NAS ACQUIRED BUSINESS.
                             (Dollars in thousands)

                                                            DSL.net         NAS*         Pro Forma                   Pro Forma
                                                           Historical    Historical     Adjustments                   Combined
                                                           ---------      ---------      ---------                    ---------
                          ASSETS

CURRENT ASSETS:

Cash, cash equivalents and restricted cash                 $  11,319      $    --        $  (8,499)        (a)(b)     $   2,820

Accounts receivable                                            4,358                                                      4,358

Prepaid expenses and other current assets                      2,048                                                      2,048
                                                           ---------      ---------      ---------                    ---------
Total current assets                                          17,725                        (8,499)                       9,226

Fixed assets, net                                             23,066         13,600         (4,600)           (a)        32,066

Goodwill and other intangible assets                          10,656                         5,750            (a)        16,406


Other assets                                                   2,049                          (501)        (a)(b)
                                                                                              (366)           (a)         1,182
                                                           ---------      ---------      ---------                    ---------
TOTAL ASSETS                                               $  53,496      $  13,600      $  (8,216)                   $  58,880
                                                           =========      =========      =========                    =========

 LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Accounts payable                                           $   4,621      $    --        $    --                      $   4,621

Accrued salaries                                               1,225                                                      1,225

Accrued liabilities                                            4,621                           384            (a)         5,005

Deferred revenue                                               3,591                                                      3,591

Current portion of capital leases payable                      2,676                                                      2,676
                                                           ---------      ---------      ---------                    ---------


TOTAL CURRENT LIABILITIES                                     16,734                           384                       17,118


Capital leases payable                                         1,889                                                      1,889

Notes Payable - long-term portion                               --                           5,000         (a)(b)         5,000
                                                           ---------      ---------      ---------                    ---------


TOTAL LIABILITIES                                             18,623                         5,384                       24,007
                                                           ---------      ---------      ---------                    ---------

REDEEMABLE PREFERRED STOCK:
  Series X, and Series Y redeemable, convertible
preferred stock                                               14,122                                                     14,122

STOCKHOLDERS' EQUITY:

  Common stock                                                    32                                                         32

  Additional paid-in capital                                 305,647                                                    305,647

  Deferred compensation                                         (437)                                                      (437)

  Accumulated deficit                                       (284,491)                                                  (284,491)

                                                           ---------      ---------      ---------                    ---------
TOTAL STOCKHOLDERS' EQUITY                                    20,751         13,600        (13,600)                      20,751
                                                           =========      =========      =========                    =========

                                                           ---------      ---------      ---------                    ---------
TOTAL LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS'
EQUITY                                                     $  53,496      $  13,600      $  (8,216)                   $  58,880
                                                           =========      =========      =========                    =========

*The NAS Acquired Business

        See accompanying notes to this unaudited pro forma balance sheet

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

           NOTES TO UNAUDITED PRO FORMA BALANCE SHEET OF DSL.NET, INC.
                             AS OF DECEMBER 31, 2002
                             (Dollars in thousands)

1.   Basis of presentation

     The pro forma unaudited condensed balance sheet is presented for illustrative purposes only, giving effect to the acquisition of the NAS Acquired Business, as described below, as if it had occurred on December 31, 2002. It is therefore not indicative of the combined balances that might have been achieved had the combination occurred as of an earlier or future date. The acquired assets of the NAS Acquired Business are derived from the audited Statements of Assets Acquired included in the attached Current Report on Form 8-K as Exhibit 99.2. The pro forma unaudited condensed balance sheet combines the balance sheet of DSL.net as of December 31, 2002 with the audited Statement of Assets Acquired of Network Access Solutions Corporation - On Network Business as of December 31, 2002.

     On December 11, 2002, DSL.net entered into an Amended and Restated Asset Purchase Agreement (the "Asset Purchase Agreement") with Network Access Solutions Corporation and certain of its affiliates ("NAS"), and Adelman Levine Gold and Levin, a Professional Corporation, as deposit escrow agent, to acquire the network assets and associated subscriber lines of the Network Access Solutions Corporation - On Network Business. On December 30, 2002, the U.S. Bankruptcy Court for the District of Delaware approved DSL.net's bid to purchase these network assets and associated subscriber lines of NAS for approximately $14,000, consisting of $9,000 in cash and $5,000 in a note payable to NAS. The transaction was completed on January 10, 2003, whereby DSL.net acquired NAS's operations and network assets, associated equipment in approximately 300 central offices and approximately 11,500 associated subscriber lines. No pre-closing liabilities were assumed with the NAS transaction. The NAS note has a term of approximately 5 years, bears interest at 12% per annum and is secured by a lien on the network equipment acquired from NAS. Interest is payable monthly in arrears on the unpaid principal balance. The note requires interest-only payments for the first 21 months, after which principal payments will commence monthly and be paid in 39 equal monthly installments, together with interest on the unpaid principal balance.

     The purchase price reflected in the accompanying unaudited pro forma Balance Sheet includes estimated associated direct acquisition costs of approximately $750.

     The acquisition will be accounted for in accordance with the purchase method of accounting. The transaction represents a purchase out of bankruptcy and, accordingly, the purchase price of $14,750, including associated direct acquisition costs of approximately $750, will be allocated first to the estimated fair market value of the subscriber lines and then, the balance, to the property and equipment acquired. DSL.net estimated the fair market value of the approximately 11,500 acquired subscriber lines at $500 each for a total of $5,750, based on its historical experience of amounts paid for acquiring similar subscriber lines. The $9,000 balance of the purchase price will be allocated to the property and equipment acquired and may result in a valuation below fair market value.

     The actual results of the NAS Acquired Business will be consolidated with DSL.net from January 10, 2003, the date of acquisition.

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


           NOTES TO UNAUDITED PRO FORMA BALANCE SHEET OF DSL.NET, INC.
                       AS OF DECEMBER 31, 2002 (CONTINUED)
                             (Dollars in thousands)



2.   Pro Forma Adjustments to the Unaudited Balance Sheet at December 31, 2002

     (a) To record the purchase cost of $14,000, consisting of $9,000 in cash and $5,000 in a note payable to NAS, and approximately $750 in estimated associated direct acquisition costs ($366 paid as of December 31, 2002 and $384 accrued as of the Closing Date), for the NAS Acquired Business, and to allocate the assets as follows:

                           Purchase Price:
                           ---------------
                           Contractual purchase price         $  14,000
                           Estimated associated direct costs  $     750
                                                              ---------
                                 Total                        $  14,750

                           Preliminary Allocation:
                           -----------------------
                           Subscriber lines                   $   5,750
                           Property and equipment             $   9,000
                                                              ---------
                                 Total                        $  14,750


     (b) To record the cash paid for the NAS business, giving effect to the $5,000 note payable to NAS and a $500 deposit paid prior to December 31, 2002 (plus $1 interest accrued on the deposit).

                           Contractual purchase price         $  14,000
                           Less deposit paid                  $     501
                           Less note payable to NAS           $   5,000
                                                              ---------
                                Cash payable to NAS           $   8,499

          In addition, in accordance with the Asset Purchase Agreement, DSL.net negotiated a $1,083 reduction in the cash paid at the closing on January 10, 2003, representing DSL.net's portion of January revenue which was billed and collected by NAS, bringing the net cash paid at the closing to $7,416.




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